Exhibit 23.2


                  [MITCHELL, WIGGINS & COMPANY LLP LETTERHEAD]







                         CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the  incorporation  by  reference  in  Amendment  No.  1 to the
Registration Statement on Form S-8 pertaining to the Central Virginia Bankshares, Inc., 1998 Incentive Plan of our report dated January 20, 2000, with respect to the consolidated financial statements of Central Virginia Bankshares, Inc., included in the Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ Mitchell, Wiggins & Company LLP


Richmond, Virginia
October 20, 2000